Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2021 EARNINGS

•	Fourth quarter net income of $126.8 million and earnings per share (diluted) of $1.38
•	Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $76.7 million or 0.5% (1.8% annualized) during the fourth quarter 2021
•	Loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, increased $229.2 million or 1.4% during 2021
•	Deposits increased $1.320 billion or 4.5% (17.9% annualized) during the fourth quarter 2021
•	Deposits increased $3.411 billion or 12.5% during 2021
•	Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.72%(1)
•	Nonperforming assets remain low at 0.09% of fourth quarter average interest-earning assets
•	Return (annualized) on fourth quarter average assets of 1.37%
•	Returns (annualized) on fourth quarter average common equity of 7.91% and average tangible common equity of 16.26%(1)

HOUSTON, January 26, 2022. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $126.8 million for the quarter ended December 31, 2021 compared with $137.1 million for the same period in 2020. Net income per diluted common share was $1.38 for the quarter ended December 31, 2021, compared with $1.48 for the same period in 2020, and the annualized return on fourth quarter average assets was 1.37%. Additionally, loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program (“PPP”) loans, increased $76.7 million or 0.5% (1.8% annualized) and deposits increased $1.320 billion or 4.5% (17.9% annualized) during the fourth quarter of 2021. Nonperforming assets remain low at 0.09% of fourth quarter average interest-earning assets.

“We believe that Texas and Oklahoma will have a higher growth rate and outperform other states over the next several years.  Companies and individuals continue to move to Texas and Oklahoma because of lower tax rates and a business-friendly political environment, and we believe that will continue, which should benefit our bank. We expect that companies will need more infrastructure and buildings, people will need more housing and consumer staples, and both will need banks to finance the growth,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Our bank continues to show strong deposit growth, with over $3.4 billion added in 2021, and a strong return on assets of 1.37% and return on average tangible equity of 16.26%. Our asset quality continues to be one of the best in the industry. We predict loans will grow given the vibrant economy and the bank’s net interest margin should improve going forward with potential rate hikes forecasted by the Federal Reserve. I would like to thank all our customers, associates, and directors for helping us build such a successful bank,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2021

Net income was $126.8 million(2) for the three months ended December 31, 2021 compared with $137.1 million(3) for the same period in 2020, a decrease of $10.3 million or 7.5%. The change was primarily due to a decrease in loan interest income and loan discount accretion of $10.7 million, partially offset by an increase in securities interest income and a decrease in interest expense. Net income per diluted common share was $1.38 for the three months ended December 31, 2021 compared with $1.48 for the same period in 2020, a decrease of 6.8%. On a linked quarter basis, net income was $126.8 million(2) for the three months ended December 31, 2021 compared with $128.6 million(4) for the three months ended September 30, 2021. Net income per diluted common share was $1.38 for the three months ended December 31, 2021 compared with $1.39 for the three months ended September 30, 2021. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2021 were 1.37%, 7.91% and 16.26%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 42.79%(1) for the three months ended December 31, 2021.

Net interest income before provision for credit losses for the three months ended December 31, 2021 was $244.8 million compared with $257.6 million for the same period in 2020, a decrease of $12.9 million or 5.0%. The change was primarily due to a decrease in the average balance and average rate on loans and a decrease in loan discount accretion of $10.7 million, partially offset by an increase in the average investment securities balance and a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $244.8 million compared with $248.6 million for the three months ended September 30, 2021.

The net interest margin on a tax equivalent basis was 2.97% for the three months ended December 31, 2021 compared with 3.49% for the same period in 2020. The change was primarily due to lower average rates on loans and investment securities and a decrease in loan discount accretion of $10.7 million, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 2.97% for the three months ended December 31, 2021 compared with 3.10% for the three months ended September 30, 2021. The change was primarily due to lower average rates on loans and investment securities, and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $35.8 million for the three months ended December 31, 2021 compared with $36.5 million for the same period in 2020, a decrease of $790 thousand or 2.2%. This change was primarily due to a decrease in mortgage income and a decrease in other noninterest income, partially offset by the net gain on sale of assets compared to prior year’s net loss on write-down of assets. On a linked quarter basis, noninterest income increased $1.1 million or 3.2% to $35.8 million compared with $34.6 million for the three months ended September 30, 2021. This change was primarily due to an increase in net gain on sale of assets and an increase in nonsufficient funds (“NSF”) fees, partially offset by a decrease in mortgage income.

Noninterest expense was $119.5 million for the three months ended December 31, 2021 compared with $120.2 million for the same period in 2020 and $119.8 million for the three months ended September 30, 2021.

Results of Operations for the Year Ended December 31, 2021

Net income was $519.3 million(5) for the year ended December 31, 2021 compared with $528.9 million(6) for the same period in 2020, a decrease of $9.6 million or 1.8%. Net income per diluted common share was $5.60 for the year ended December 31, 2021 compared with $5.68 for the same period in 2020, a decrease of 1.4%. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2021 were 1.44%, 8.21% and 17.18%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and taxes) was 41.83%(1) for the year ended December 31, 2021.

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(2)	Includes purchase accounting adjustments of $4.2 million, net of tax, primarily comprised of loan discount accretion of $5.4 million for the three months ended December 31, 2021.
(3)	Includes purchase accounting adjustments of $13.3 million, net of tax, primarily comprised of loan discount accretion of $16.1 million for the three months ended December 31, 2020.
(4)	Includes purchase accounting adjustments of $4.3 million, net of tax, primarily comprised of loan discount accretion of $5.4 million for the three months ended September 30, 2021.
(5)	Includes purchase accounting adjustments of $31.5 million, net of tax, primarily comprised of loan discount accretion of $39.3 million for the year ended December 31, 2021.
(6)

Includes purchase accounting adjustments of $76.5 million, net of tax, primarily comprised of loan discount accretion of $91.3 million, and merger related expenses of $8.0 million and tax benefit for NOL of $20.1 million for the year ended December 31, 2020.

Net interest income before provision for credit losses for the year ended December 31, 2021 was $993.3 million compared with $1.031 billion for the same period in 2020, a decrease of $37.4 million or 3.6%. The change was primarily due to lower average rates on loans and a decrease in loan discount accretion of $52.1 million, partially offset by an increase in the average investment securities balance and a decrease in the average rate on interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the year ended December 31, 2021 was 3.14% compared with 3.64% for the same period in 2020. The change was primarily due to lower average rates on loans and investment securities, a decrease in loan discount accretion of $52.1 million, and higher cash balances due to excess liquidity, partially offset by a decrease in the average rate on interest-bearing liabilities.

Noninterest income was $140.0 million for the year ended December 31, 2021 compared with $131.5 million for the same period in 2020, an increase of $8.4 million or 6.4%. This increase was primarily due to the net gain on sale of assets compared to prior year’s net loss on write-down of assets and an increase in credit card, debit card and ATM card income, partially offset by a decrease in mortgage income.

Noninterest expense was $473.6 million for the year ended December 31, 2021 compared with $497.2 million for the same period in 2020, a decrease of $23.6 million or 4.7%. The change was primarily due to decreases in merger related expenses, data processing, net occupancy and equipment and other noninterest expense as a result of efficiencies gained following the LegacyTexas Bank system conversion during the second quarter of 2020 and net gains on sale of other real estate of $2.7 million.

Balance Sheet Information

At December 31, 2021, Prosperity had $37.834 billion in total assets, an increase of $3.775 billion or 11.1% compared with $34.059 billion at December 31, 2020.

Loans at December 31, 2021 were $18.616 billion, a decrease of $1.631 billion or 8.1%, compared with $20.247 billion at December 31, 2020, primarily due to a decrease in Warehouse Purchase Program, commercial real estate and PPP loans, partially offset by an increase in 1-4 family residential loans. Linked quarter loans decreased $341.6 million or 1.8% from $18.958 billion at September 30, 2021. At December 31, 2021, the Company had $169.9 million of PPP loans compared to $963.2 million of PPP loans at December 31, 2020 and $365.8 million of PPP loans at September 30, 2021. Excluding Warehouse Purchase Program and PPP loans, loans at December 31, 2021 were $16.671 billion compared to $16.441 billion at December 31, 2020, an increase of $229.2 million or 1.4%. Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, increased $76.7 million or 0.5% (1.8% annualized) from $16.594 billion at September 30, 2021.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2021, oil and gas loans totaled $491.3 million (net of discount and excluding PPP loans totaling $27.9 million) or 2.6% of total loans, of which $294.1 million were production loans and $197.2 million were servicing loans, compared with total oil and gas loans of $512.7 million (net of discount and excluding PPP loans totaling $88.7 million) or 2.5% of total loans at December 31, 2020, of which $285.8 million were production loans and $226.9 million were servicing loans. In addition, as of December 31, 2021, Prosperity had total unfunded commitments to oil and gas companies of $419.0 million compared with total unfunded commitments to oil and gas companies of $243.2 million as of December 31, 2020. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At December 31, 2021, loans to hotels totaled $386.4 million (excluding PPP loans totaling $920 thousand) or 2.1% of total loans, a decrease of $7.4 million or 1.9%, compared with $393.8 million (excluding PPP loans totaling $6.5 million) at December 31, 2020.  At December 31, 2021, loans to restaurants totaled $201.7 million (excluding PPP loans totaling $29.3 million) or 1.1% of total loans, a decrease of $13.0 million or 6.1%, compared with $214.7 million (excluding PPP loans totaling $83.6 million) at December 31, 2020.

Deposits at December 31, 2021 were $30.772 billion, an increase of $3.411 billion or 12.5%, compared with $27.360 billion at December 31, 2020. Linked quarter deposits increased $1.320 billion or 4.5% (17.9% annualized) from $29.452 billion at September 30, 2021.

Asset Quality

Nonperforming assets totaled $28.1 million or 0.09% of quarterly average interest-earning assets at December 31, 2021, compared with $59.6 million or 0.20% of quarterly average interest-earning assets at December 31, 2020 and $36.5 million or 0.11% of quarterly average interest-earning assets at September 30, 2021.

The allowance for credit losses on loans and off-balance sheet credit exposures was $316.3 million at December 31, 2021 compared with $346.0 million at December 31, 2020 and with $317.1 million at September 30, 2021.

The allowance for credit losses on loans was $286.4 million or 1.54% of total loans at December 31, 2021 compared with $316.1 million or 1.56% of total loans at December 31, 2020 and with $287.2 million or 1.51% of total loans at September 30, 2021. Excluding Warehouse Purchase Program and PPP loans, the allowance for credit losses on loans to total loans was 1.72%(1) at December 31, 2021 compared with 1.92%(1) at December 31, 2020 and 1.73%(1) at September 30, 2021.

There was no provision for credit losses for the three month periods ended December 31, 2021, December 31, 2020 and September 30, 2021. There was no provision for credit losses for the year ended December 31, 2021 compared with $20.0 million for the year ended December 31, 2020.

Net charge-offs were $807 thousand for the three months ended December 31, 2021 compared with net charge-offs of $7.6 million for the three months ended December 31, 2020 and net charge-offs of $15.7 million for the three months ended September 30, 2021. Net charge-offs for the fourth quarter of 2021 did not include any purchased credit deteriorated (“PCD”) loans and $1.7 million of specific reserves on resolved PCD loans was released to the general reserve.

Net charge-offs were $29.7 million for the year ended December 31, 2021 compared with $31.9 million for the year ended December 31, 2020. Net charge-offs for the year ended December 31, 2021 included $12.7 million related to resolved PCD loans and $10.8 million related to the partial charge-off of one commercial real estate loan obtained through acquisition. The PCD loans had specific reserves of $12.9 million, of which $9.9 million was allocated to the charge-offs and $3.0 million was moved to the general reserve. Further, an additional $21.6 million of specific reserves on resolved PCD loans without any related charge-offs was released to the general reserve.

Dividend

Prosperity Bancshares declared a first quarter cash dividend of $0.52 per share to be paid on April 1, 2022 to all shareholders of record as of March 15, 2022.

Stock Repurchase Program

On January 18, 2022, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately

4.6 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 18, 2023, at the discretion of management. Under its 2021 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended December 31, 2021 and 767,134 shares of its common stock at an average weighted price of $67.87 per share during the year ended December 31, 2021.

COVID-19 Pandemic

Prosperity continues to monitor the latest developments regarding COVID-19. As of December 31, 2021,  pandemic-related restrictions on all business and activities in the states of Texas and Oklahoma remained lifted. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on Prosperity’s operating income, financial condition and cash flows.

Since the implementation of the Paycheck Protection Program in 2020, Prosperity has obtained SBA approvals on approximately 18,700 loans totaling $2.036 billion and, as of December 31, 2021, had an outstanding balance of 1,512 loans totaling $169.9 million.

Also, in response to the COVID-19 pandemic, Prosperity has provided relief to its loan customers through loan extensions and deferrals. Prosperity’s troubled debt restructurings do not include loan modifications related to COVID-19. Beginning in mid-March of 2020, Prosperity began offering deferral and modification of principal and/or interest payments to selected borrowers on a case-by-case basis. As of December 31, 2021, Prosperity had approximately $29.5 million in outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 26, 2022 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2021 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0033886.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses net of tax, and net operating loss (“NOL”) tax benefit; return on average assets excluding merger related expenses net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2021, Prosperity Bancshares, Inc.® is a $37.834 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 273 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 63 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors;

changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the period ended September 30, 2021 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Mount Vernon	Liberty	North University
Bryan	Grapevine	Palestine	Magnolia	Texas Tech Student Union
Bryan-29th Street	Grapevine Main	Rusk	Magnolia Parkway
Bryan-East	Kiest	Seven Points	Mont Belvieu	Midland
Bryan-North	Lake Highlands	Teague	Nederland	Wadley
Caldwell	McKinney	Tyler-Beckham	Needville	Wall Street
College Station	McKinney Eldorado	Tyler-South Broadway	Rosenberg
Crescent Point	McKinney Redbud	Tyler-University	Shadow Creek	Odessa
Hearne	North Carrolton	Winnsboro	Spring	Grandview
Huntsville	Oak Cliff		Tomball	Grant
Madisonville	Park Cities	Houston Area	Waller	Kermit Highway
Navasota	Plano	Houston	West Columbia	Parkway
New Waverly	Plano-West	Aldine	Wharton
Rock Prairie	Preston Forest	Alief	Winnie	Other West Texas Area
Southwest Parkway	Preston Parker	Bellaire	Wirt	Locations
Tower Point	Preston Royal	Beltway		Big Spring
Wellborn Road	Red Oak	Clear Lake	South Texas Area -	Brownfield
	Richardson	Copperfield	Corpus Christi	Brownwood
Central Texas Area	Richardson-West	Cypress	Calallen	Cisco
Austin	Rosewood Court	Downtown	Carmel	Comanche
Allandale	The Colony	Eastex	Northwest	Early
Cedar Park	Tollroad	Fairfield	Saratoga	Floydada
Congress	Trinity Mills	First Colony	Timbergate	Gorman
Lakeway	Turtle Creek	Fry Road	Water Street	Levelland
Liberty Hill	West 15th Plano	Gessner		Littlefield
Northland	West Allen	Gladebrook	Victoria	Merkel
Oak Hill	Westmoreland	Grand Parkway	Victoria Main	Plainview
Research Blvd	Wylie	Heights	Victoria-Navarro	San Angelo
Westlake		Highway 6 West	Victoria-North	Slaton
	Fort Worth	Little York	Victoria Salem	Snyder
Other Central Texas Area	Haltom City	Medical Center
Locations	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Bastrop	Keller	Northside	Locations	Central Oklahoma Area
Canyon Lake	Museum Place	Pasadena	Alice	Oklahoma City
Dime Box	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dripping Springs	Roanoke	Pin Oak	Beeville	Expressway
Elgin	Stockyards	River Oaks	Colony Creek	I-240
Flatonia		Sugar Land	Cuero	Memorial
Georgetown	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Gruene	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Kingsland	Arlington	The Plaza	Gonzales	Locations
La Grange	Azle	Uptown	Hallettsville	Edmond
Lexington	Ennis	Waugh Drive	Kingsville	Norman
New Braunfels	Gainesville	Westheimer	Mathis
Pleasanton	Glen Rose	West University	Padre Island	Tulsa Area
Round Rock	Granbury	Woodcreek	Palacios	Tulsa
San Antonio	Grand Prairie		Port Lavaca	Garnett
Schulenburg	Jacksboro	Katy	Portland	Harvard
Seguin	Mesquite	Cinco Ranch	Rockport	Memorial
Smithville	Muenster	Katy-Spring Green	Sinton	Sheridan
Thorndale	Runaway Bay		Taft	S. Harvard
Weimar	Sanger	The Woodlands	Yoakum	Utica Tower
	Waxahachie	The Woodlands-College Park	Yorktown	Yale
Dallas/Fort Worth Area	Weatherford	The Woodlands-I-45
Dallas		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
14th Street Plano	East Texas Area		Abilene	Owasso
Abrams Centre	Athens	Other Houston Area	Antilley Road
Addison	Blooming Grove	Locations	Barrow Street
Allen	Canton	Angleton	Cypress Street
Balch Springs	Carthage	Bay City	Judge Ely
Camp Wisdom	Corsicana	Beaumont	Mockingbird
Carrollton	Crockett	Cleveland
Cedar Hill	Eustace	East Bernard	Lubbock
Coppell	Gilmer	El Campo	4th Street
East Plano	Grapeland	Dayton	66th Street
Euless	Gun Barrel City	Galveston	82nd Street
Frisco	Jacksonville	Groves	86th Street
Frisco Warren	Kerens	Hempstead	98th Street
Frisco-West	Longview	Hitchcock	Avenue Q

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Balance Sheet Data (at period end)
Loans held for sale	$7,274	$10,197	$9,080	$20,991	$46,777
Loans held for investment	16,833,171	16,949,486	17,147,146	17,345,506	17,357,788
Loans held for investment - Warehouse Purchase Program	1,775,699	1,998,049	2,095,559	2,272,389	2,842,379
Total loans	18,616,144	18,957,732	19,251,785	19,638,886	20,246,944

Investment securities(A)	12,818,901	12,629,368	11,918,691	10,088,002	8,542,820
Federal funds sold	241	237	281	8,986	553
Allowance for credit losses on loans	(286,380)	(287,187)	(302,884)	(307,210)	(316,068)
Cash and due from banks	2,547,739	1,055,386	1,059,879	1,947,235	1,342,996
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	61,684	64,539	67,417	70,304	73,235
Other real estate owned	622	150	144	462	10,593
Fixed assets, net	319,799	322,799	324,502	326,970	323,572
Other assets	523,584	537,459	548,473	553,147	602,994
Total assets	$37,833,970	$36,512,119	$36,099,924	$35,558,418	$34,059,275

Noninterest-bearing deposits	$10,750,034	$10,326,489	$10,099,149	$9,820,445	$9,151,233
Interest-bearing deposits	20,021,728	19,125,163	19,011,092	18,942,660	18,209,259
Total deposits	30,771,762	29,451,652	29,110,241	28,763,105	27,360,492
Other borrowings	—	—	—	—	—
Securities sold under repurchase agreements	448,099	440,969	433,069	377,106	389,583
Subordinated notes	—	—	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	156,926	244,110	216,330	166,414	148,584
Total liabilities	31,406,734	30,166,678	29,789,587	29,336,572	27,928,606
Shareholders' equity(B)	6,427,236	6,345,441	6,310,337	6,221,846	6,130,669
Total liabilities and equity	$37,833,970	$36,512,119	$36,099,924	$35,558,418	$34,059,275

(A) Includes $2,290, $2,483, $1,394, $970 and $974 in unrealized gains on available for sale securities for the quarterly periods ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

(B) Includes $1,809, $1,961, $1,101, $766 and $769 in after-tax unrealized gains on available for sale securities for the quarterly periods ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Income Statement Data
Interest income:
Loans	$206,209	$213,821	$216,803	$233,075	$241,625	$869,908	$975,895
Securities(C)	46,857	46,217	43,708	38,677	36,721	175,459	166,812
Federal funds sold and other earning assets	563	302	340	351	301	1,556	1,203
Total interest income	253,629	260,340	260,851	272,103	278,647	1,046,923	1,143,910

Interest expense:
Deposits	8,685	11,578	15,288	17,362	19,757	52,913	102,502
Other borrowings	—	—	—	—	33	—	3,550
Securities sold under repurchase agreements	184	195	164	159	224	702	1,627
Subordinated notes and trust preferred	—	—	—	—	999	—	5,498
Total interest expense	8,869	11,773	15,452	17,521	21,013	53,615	113,177
Net interest income	244,760	248,567	245,399	254,582	257,634	993,308	1,030,733
Provision for credit losses	—	—	—	—	—	—	20,000
Net interest income after provision for credit losses	244,760	248,567	245,399	254,582	257,634	993,308	1,010,733

Noninterest income:
Nonsufficient funds (NSF) fees	8,401	7,962	6,560	6,687	8,051	29,610	30,295
Credit card, debit card and ATM card income	8,894	8,837	8,918	8,031	8,193	34,680	31,245
Service charges on deposit accounts	6,237	6,115	6,062	5,978	6,046	24,392	23,860
Trust income	2,698	2,467	2,276	2,837	2,192	10,278	9,598
Mortgage income	685	1,396	2,914	3,307	3,989	8,302	10,777
Brokerage income	953	861	795	711	642	3,320	2,504
Bank owned life insurance income	1,317	1,325	1,294	1,292	1,252	5,228	5,754
Net gain (loss) on sale or write-down of assets	1,165	255	(244)	(79)	(675)	1,097	(5,533)
Other noninterest income	5,407	5,427	6,981	5,244	6,857	23,059	23,034
Total noninterest income	35,757	34,645	35,556	34,008	36,547	139,966	131,534

Noninterest expense:
Salaries and benefits	76,496	78,412	75,611	80,037	77,809	310,556	309,268
Net occupancy and equipment	8,140	8,165	8,046	7,833	8,223	32,184	35,037
Credit and debit card, data processing and software amortization	9,050	9,103	8,718	8,233	8,442	35,104	40,329
Regulatory assessments and FDIC insurance	2,801	2,497	2,670	2,670	2,670	10,638	9,861
Core deposit intangibles amortization	2,855	2,878	2,887	2,931	3,243	11,551	13,169
Depreciation	4,518	4,524	4,513	4,540	4,261	18,095	18,232
Communications	3,134	3,013	2,982	2,899	2,931	12,028	12,477
Other real estate expense	24	30	198	244	279	496	623
Net loss (gain) on sale or write-down of other real estate	2	4	(1,839)	(887)	(195)	(2,720)	(458)
Merger related expenses	—	—	—	—	—	—	8,018
Other noninterest expense	12,518	11,189	11,405	10,576	12,542	45,688	50,677
Total noninterest expense	119,538	119,815	115,191	119,076	120,205	473,620	497,233
Income before income taxes	160,979	163,397	165,764	169,514	173,976	659,654	645,034
Provision for income taxes	34,192	34,807	35,153	36,205	36,885	140,357	116,130
Net income available to common shareholders	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$528,904

(C) Interest income on securities was reduced by net premium amortization of $16,006, $15,141, $14,436, $12,844 and $11,509 for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $58,427 and $38,827 for the years ended December 31, 2021 and December 31, 2020, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Profitability
Net income (D) (E)	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$528,904

Basic earnings per share	$1.38	$1.39	$1.41	$1.44	$1.48	$5.60	$5.68
Diluted earnings per share	$1.38	$1.39	$1.41	$1.44	$1.48	$5.60	$5.68

Return on average assets (F)	1.37%	1.42%	1.45%	1.54%	1.63%	1.44%	1.62%	(J)
Return on average common equity (F)	7.91%	8.07%	8.31%	8.60%	8.98%	8.21%	8.85%	(J)
Return on average tangible common equity (F) (G)	16.26%	16.72%	17.49%	18.43%	19.57%	17.18%	19.83%	(J)
Tax equivalent net interest margin (D) (E) (H)	2.97%	3.10%	3.11%	3.41%	3.49%	3.14%	3.64%
Efficiency ratio (G) (I)	42.79%	42.34%	40.96%	41.25%	40.77%	41.83%	42.58%	(K)

Liquidity and Capital Ratios
Equity to assets	16.99%	17.38%	17.48%	17.50%	18.00%	16.99%	18.00%
Common equity tier 1 capital	15.10%	14.84%	15.26%	14.60%	13.74%	15.10%	13.74%
Tier 1 risk-based capital	15.10%	14.84%	15.26%	14.60%	13.74%	15.10%	13.74%
Total risk-based capital	15.45%	15.20%	15.71%	15.07%	14.23%	15.45%	14.23%
Tier 1 leverage capital	9.62%	9.55%	9.50%	9.68%	9.67%	9.62%	9.67%
Period end tangible equity to period end tangible assets (G)	9.07%	9.18%	9.18%	9.05%	9.19%	9.07%	9.19%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,162	92,683	92,935	92,854	92,559	92,657	93,058
Diluted	92,162	92,683	92,935	92,854	92,559	92,657	93,058
Period end shares outstanding	92,170	92,160	92,935	92,929	92,571	92,170	92,571
Cash dividends paid per common share	$0.52	$0.49	$0.49	$0.49	$0.49	$1.99	$1.87
Book value per common share	$69.73	$68.85	$67.90	$66.95	$66.23	$69.73	$66.23
Tangible book value per common share (G)	$34.00	$33.09	$32.40	$31.42	$30.53	$34.00	$30.53

Common Stock Market Price
High	$78.67	$72.97	$78.06	$83.02	$70.38	$83.02	$75.22
Low	$68.53	$64.40	$69.83	$66.45	$50.43	$64.40	$42.02
Period end closing price	$72.35	$71.13	$71.80	$76.16	$69.36	$72.35	$69.36
Employees – FTE (excluding overtime)	3,704	3,625	3,724	3,724	3,756	3,704	3,756
Number of banking centers	273	273	274	275	275	273	275

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Loan discount accretion
ASC 310-20	$4,635	$3,761	$9,731	$13,313	$13,514	$31,440	$70,705
ASC 310-30	$731	$1,618	$2,462	$3,027	$2,545	$7,838	$20,636
Securities net amortization	$139	$136	$171	$111	$66	$557	$579
Time deposits amortization	$127	$201	$327	$507	$790	$1,162	$6,093

(E) Using effective tax rate of 21.2%, 21.3%, 21.2%, 21.4% and 21.2% for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and 21.3% and 18.0% for the years ended December 31, 2021 and December 31, 2020, respectively. Net income for the second quarter of 2020 includes a tax benefit for NOL related to the CARES Act.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day or 366-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J)  For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses net of tax, and NOL tax benefit, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2021				Sep 30, 2021				Dec 31, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$8,794	$71	3.20%		$11,714	$91	3.08%		$42,856	$348	3.23%
Loans held for investment	16,830,163	192,200	4.53%		17,102,998	199,019	4.62%		17,700,756	220,357	4.95%
Loans held for investment - Warehouse Purchase Program	1,772,971	13,938	3.12%		1,836,252	14,711	3.18%		2,603,455	20,920	3.20%
Total Loans	18,611,928	206,209	4.40%		18,950,964	213,821	4.48%		20,347,067	241,625	4.72%
Investment securities	12,751,857	46,857	1.46%	(M)	12,184,964	46,217	1.50%	(M)	8,001,679	36,721	1.83%	(M)
Federal funds sold and other earning assets	1,393,859	563	0.16%		734,787	302	0.16%		1,094,487	301	0.11%
Total interest-earning assets	32,757,644	253,629	3.07%		31,870,715	260,340	3.24%		29,443,233	278,647	3.76%
Allowance for credit losses on loans	(287,191)				(301,011)				(322,138)
Noninterest-earning assets	4,476,582				4,728,965				4,569,811
Total assets	$36,947,035				$36,298,669				$33,690,906

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,196,283	$2,187	0.14%		$6,089,678	$3,614	0.24%		$5,545,298	$5,301	0.38%
Savings and money market deposits	10,286,650	3,817	0.15%		9,944,664	4,522	0.18%		9,170,179	6,985	0.30%
Certificates and other time deposits	2,766,123	2,681	0.38%		2,897,123	3,442	0.47%		3,047,475	7,471	0.98%
Other borrowings	—	—	—		—	—	—		2,435	33	5.39%
Securities sold under repurchase agreements	432,981	184	0.17%		448,338	195	0.17%		376,779	224	0.24%
Subordinated notes	—	—	—		—	—	—		81,570	999	4.87%
Total interest-bearing liabilities	19,682,037	8,869	0.18%	(N)	19,379,803	11,773	0.24%	(N)	18,223,736	21,013	0.46%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,587,441				10,286,062				9,103,742
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	234,746				229,502				224,907
Total liabilities	30,534,171				29,925,314				27,582,332
Shareholders' equity	6,412,864				6,373,355				6,108,574
Total liabilities and shareholders' equity	$36,947,035				$36,298,669				$33,690,906

Net interest income and margin		$244,760	2.96%			$248,567	3.09%			$257,634	3.48%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		457				551				664
Net interest income and margin (tax equivalent basis)		$245,217	2.97%			$249,118	3.10%			$258,298	3.49%

(L) Annualized and based on an actual 365-day or 366-day basis.

(M) Yield on securities was impacted by net premium amortization of $16,006, $15,141, and $11,509 for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 0.12%, 0.16%, and 0.31% for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

 Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2021				Dec 31, 2020
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$16,807	$510	3.03%		$55,883	$1,923	3.44%
Loans held for investment	17,128,069	806,012	4.71%		17,842,438	910,532	5.10%
Loans held for investment - Warehouse Purchase Program	1,988,724	63,386	3.19%		1,964,206	63,440	3.23%
Total loans	19,133,600	869,908	4.55%		19,862,527	975,895	4.91%
Investment securities	11,328,903	175,459	1.55%	(P)	8,022,205	166,812	2.08%	(P)
Federal funds sold and other earning assets	1,212,698	1,556	0.13%		529,075	1,203	0.23%
Total interest-earning assets	31,675,201	1,046,923	3.31%		28,413,807	1,143,910	4.03%
Allowance for credit losses on loans	(302,381)				(324,308)
Noninterest-earning assets	4,602,458				4,555,851
Total assets	$35,975,278				$32,645,350

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,169,864	$17,215	0.28%		$5,177,736	$22,046	0.43%
Savings and money market deposits	9,883,549	19,582	0.20%		8,654,874	37,685	0.44%
Certificates and other time deposits	2,917,976	16,116	0.55%		3,194,274	42,771	1.34%
Other borrowings	—	—	—		329,276	3,550	1.08%
Securities sold under repurchase agreements	410,747	702	0.17%		371,872	1,627	0.44%
Subordinated notes	—	—	—		114,499	5,498	4.80%
Total interest-bearing liabilities	19,382,136	53,615	0.28%	(Q)	17,842,531	113,177	0.63%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,036,519				8,558,385
Allowance for credit losses on off-balance sheet credit exposures	29,947				25,735
Other liabilities	204,522				244,047
Total liabilities	29,653,124				26,670,698
Shareholders' equity	6,322,154				5,974,652
Total liabilities and shareholders' equity	35,975,278				$32,645,350

Net interest income and margin		$993,308	3.14%			$1,030,733	3.63%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,229				2,735
Net interest income and margin (tax equivalent basis)		$995,537	3.14%			$1,033,468	3.64%

(O) Based on an actual 365-day or 366-day basis.

(P) Yield on securities was impacted by net premium amortization of $58,427 and $38,827 for the years ended December 31, 2021 and 2020, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 0.18% and 0.43% for the years ended December 31, 2021 and 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	3.20%	3.08%	3.19%	2.90%	3.23%
Loans held for investment	4.53%	4.62%	4.65%	5.02%	4.95%
Loans held for investment - Warehouse Purchase Program	3.12%	3.18%	3.21%	3.23%	3.20%
Total loans	4.40%	4.48%	4.50%	4.80%	4.72%
Investment securities (S)	1.46%	1.50%	1.57%	1.71%	1.83%
Federal funds sold and other earning assets	0.16%	0.16%	0.11%	0.09%	0.11%
Total interest-earning assets	3.07%	3.24%	3.30%	3.64%	3.76%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.14%	0.24%	0.35%	0.39%	0.38%
Savings and money market deposits	0.15%	0.18%	0.22%	0.25%	0.30%
Certificates and other time deposits	0.38%	0.47%	0.58%	0.76%	0.98%
Other borrowings	—	—	—	—	5.39%
Securities sold under repurchase agreements	0.17%	0.17%	0.17%	0.17%	0.24%
Subordinated notes	—	—	—	—	4.87%
Total interest-bearing liabilities	0.18%	0.24%	0.32%	0.38%	0.46%

Net Interest Margin	2.96%	3.09%	3.10%	3.40%	3.48%
Net Interest Margin (tax equivalent)	2.97%	3.10%	3.11%	3.41%	3.49%

(R) Annualized and based on average balances on an actual 365-day or 366-day basis.

(S) Yield on securities was impacted by net premium amortization of $16,006, $15,141, $14,436, $12,844 and $11,509 for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Balance Sheet Averages
Loans held for sale	$8,794	$11,714	$13,716	$33,327	$42,856
Loans held for investment	16,830,163	17,102,998	17,305,259	17,279,066	17,700,756
Loans held for investment - Warehouse Purchase Program	1,772,971	1,836,252	1,984,305	2,369,601	2,603,455
Total Loans	18,611,928	18,950,964	19,303,280	19,681,994	20,347,067

Investment securities	12,751,857	12,184,964	11,180,948	9,148,841	8,001,679
Federal funds sold and other earning assets	1,393,859	734,787	1,221,993	1,506,645	1,094,487
Total interest-earning assets	32,757,644	31,870,715	31,706,221	30,337,480	29,443,233
Allowance for credit losses on loans	(287,191)	(301,011)	(306,059)	(315,590)	(322,138)
Cash and due from banks	329,406	570,765	521,737	308,787	289,579
Goodwill	3,231,637	3,231,637	3,231,637	3,233,231	3,231,850
Core deposit intangibles, net	63,091	65,955	68,830	71,763	74,919
Other real estate	321	279	3,001	6,385	14,573
Fixed assets, net	321,524	323,584	326,570	326,004	325,485
Other assets	530,603	536,745	544,085	576,300	633,405
Total assets	$36,947,035	$36,298,669	$36,096,022	$34,544,360	$33,690,906

Noninterest-bearing deposits	$10,587,441	$10,286,062	$10,062,085	$9,206,791	$9,103,742
Interest-bearing demand deposits	6,196,283	6,089,678	6,281,068	6,112,469	5,545,298
Savings and money market deposits	10,286,650	9,944,664	9,872,624	9,420,064	9,170,179
Certificates and other time deposits	2,766,123	2,897,123	2,980,186	3,031,621	3,047,475
Total deposits	29,836,497	29,217,527	29,195,963	27,770,945	26,866,694
Other borrowings	—	—	—	—	2,435
Securities sold under repurchase agreements	432,981	448,338	383,975	376,662	376,779
Subordinated notes	—	—	—	—	81,570
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	234,746	229,502	198,748	169,138	224,907
Shareholders' equity	6,412,864	6,373,355	6,287,389	6,197,668	6,108,574
Total liabilities and equity	$36,947,035	$36,298,669	$36,096,022	$34,544,360	$33,690,906

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020
Period End Balances

Loan Portfolio
Commercial and industrial	$2,050,631	11.0%	$1,841,899	9.7%	$2,021,951	10.5%	$2,104,116	10.7%	$2,210,003	10.9%
Warehouse purchase program	1,775,699	9.5%	1,998,049	10.6%	2,095,559	10.9%	2,272,389	11.6%	2,842,379	14.0%
Construction, land development and other land loans	2,299,715	12.4%	2,269,417	12.0%	2,147,474	11.2%	2,031,355	10.4%	1,956,960	9.7%
1-4 family residential	4,860,419	26.1%	4,709,468	24.8%	4,531,589	23.5%	4,310,437	21.9%	4,253,331	21.0%
Home equity	808,289	4.4%	746,426	3.9%	637,431	3.3%	554,278	2.8%	504,207	2.5%
Commercial real estate (includes multi-family residential)	5,251,368	28.2%	5,550,841	29.3%	5,681,184	29.5%	5,858,475	29.8%	6,078,764	30.0%
Agriculture (includes farmland)	620,338	3.3%	631,497	3.3%	590,135	3.1%	571,783	2.9%	581,352	2.9%
Consumer and other	288,496	1.6%	274,980	1.5%	264,652	1.4%	293,023	1.5%	344,028	1.7%
Energy	491,305	2.6%	569,314	3.0%	501,821	2.6%	503,947	2.6%	512,735	2.5%
Paycheck Protection Program	169,884	0.9%	365,841	1.9%	779,989	4.0%	1,139,083	5.8%	963,185	4.8%
Total loans	$18,616,144		$18,957,732		$19,251,785		$19,638,886		$20,246,944

Deposit Types
Noninterest-bearing DDA	$10,750,034	34.9%	$10,326,489	35.0%	$10,099,149	34.7%	$9,820,445	34.1%	$9,151,233	33.4%
Interest-bearing DDA	6,741,092	21.9%	6,088,923	20.7%	6,185,115	21.2%	6,158,641	21.4%	5,899,051	21.6%
Money market	7,178,904	23.3%	6,864,664	23.3%	6,706,252	23.0%	6,714,889	23.4%	6,381,014	23.3%
Savings	3,401,727	11.1%	3,293,850	11.2%	3,160,606	10.9%	3,083,447	10.7%	2,863,086	10.5%
Certificates and other time deposits	2,700,005	8.8%	2,877,726	9.8%	2,959,119	10.2%	2,985,683	10.4%	3,066,108	11.2%
Total deposits	$30,771,762		$29,451,652		$29,110,241		$28,763,105		$27,360,492

Loan to Deposit Ratio	60.5%		64.4%		66.1%		68.3%		74.0%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020

Single family residential construction	$728,393	31.7%	$659,248	29.0%	$624,954	29.1%	$590,223	29.1%	$579,761	29.6%
Land development	99,099	4.3%	92,623	4.1%	97,709	4.6%	97,267	4.8%	103,307	5.3%
Raw land	322,673	14.0%	315,803	13.9%	245,484	11.4%	243,394	12.0%	247,628	12.7%
Residential lots	206,978	9.0%	195,201	8.6%	165,645	7.7%	176,884	8.6%	158,441	8.1%
Commercial lots	184,901	8.0%	169,189	7.5%	153,714	7.2%	137,512	6.8%	114,427	5.8%
Commercial construction and other	757,687	33.0%	837,436	36.9%	860,069	40.0%	786,192	38.7%	753,587	38.5%
Net unaccreted discount	(16)		(83)		(101)		(117)		(191)
Total construction loans	$2,299,715		$2,269,417		$2,147,474		$2,031,355		$1,956,960

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2021

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$338,333	$295,795	$43,084	$17,404	$28,424	$285,351	$1,008,391
Commercial and industrial buildings	156,430	75,850	17,850	22,957	17,848	158,717	449,652
Office buildings	110,424	423,035	23,515	70,651	4,761	77,452	709,838
Medical buildings	96,724	21,552	2,594	22,871	43,311	65,361	252,413
Apartment buildings	120,376	199,421	12,842	15,669	34,737	139,622	522,667
Hotel	86,187	68,438	41,308	28,958	—	140,210	365,101
Other	74,949	68,338	28,468	7,932	3,735	72,608	256,030
Total	$983,423	$1,152,429	$169,661	$186,442	$132,816	$939,321	$3,564,092	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Sep 30, 2021	Balance at Dec 31, 2021	Balance at Acquisition Date	Balance at Sep 30, 2021	Balance at Dec 31, 2021	Balance at Acquisition Date		Balance at Sep 30, 2021	Balance at Dec 31, 2021
Loan marks:
Acquired banks (V)	$345,599	$12,774	$8,143	$320,052	$5,569	$4,838	$665,651		$18,343	$12,981

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	2,585,926	2,094,039	689,573	89,833	83,909	12,975,732	(W)	2,675,759	2,177,948

Acquired portfolio loan balances less loan marks	$11,940,560	$2,573,152	$2,085,896	$369,521	$84,264	$79,071	$12,310,081		$2,657,416	$2,164,967

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.251 billion as of December 31, 2021.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Asset Quality
Nonaccrual loans	$26,269	$35,035	$32,880	$43,025	$47,185	$26,269	$47,185
Accruing loans 90 or more days past due	887	1,038	330	313	1,699	887	1,699
Total nonperforming loans	27,156	36,073	33,210	43,338	48,884	27,156	48,884
Repossessed assets	310	326	310	362	93	310	93
Other real estate	622	150	144	462	10,593	622	10,593
Total nonperforming assets	$28,088	$36,549	$33,664	$44,162	$59,570	$28,088	$59,570

Nonperforming assets:
Commercial and industrial (includes energy)	$6,150	$8,199	$8,613	$11,290	$16,176	$6,150	$16,176
Construction, land development and other land loans	1,841	803	1,423	1,692	1,566	1,841	1,566
1-4 family residential (includes home equity)	11,990	11,117	11,681	11,920	25,830	11,990	25,830
Commercial real estate (includes multi-family residential)	7,276	15,691	11,266	16,896	12,315	7,276	12,315
Agriculture (includes farmland)	816	643	661	803	2,075	816	2,075
Consumer and other	15	96	20	1,561	1,608	15	1,608
Total	$28,088	$36,549	$33,664	$44,162	$59,570	$28,088	$59,570
Number of loans/properties	157	155	152	167	208	157	208
Allowance for credit losses on loans	$286,380	$287,187	$302,884	$307,210	$316,068	$286,380	$316,068

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$177	$3,763	$3,529	$1,584	$4,085	$9,053	$24,607
Construction, land development and other land loans	(162)	(4)	(105)	(5)	(110)	(276)	350
1-4 family residential (includes home equity)	(72)	66	(6)	47	1,982	35	2,290
Commercial real estate (includes multi-family residential)	(10)	11,180	517	6,589	626	18,276	1,221
Agriculture (includes farmland)	(102)	(63)	(9)	33	(4)	(141)	(25)
Consumer and other	976	755	400	610	988	2,741	3,496
Total	$807	$15,697	$4,326	$8,858	$7,567	$29,688	$31,939

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.09%	0.11%	0.11%	0.15%	0.20%	0.09%	0.21%
Nonperforming assets to loans and other real estate	0.15%	0.19%	0.17%	0.22%	0.29%	0.15%	0.29%
Net charge-offs to average loans (annualized)	0.02%	0.33%	0.09%	0.18%	0.15%	0.16%	0.16%
Allowance for credit losses on loans to total loans	1.54%	1.51%	1.57%	1.56%	1.56%	1.54%	1.56%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.72%	1.73%	1.85%	1.89%	1.92%	1.72%	1.92%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses net of tax, and NOL tax benefit; return on average assets excluding merger related expenses net of tax, and NOL tax benefit; return on average common equity excluding merger related expenses net of tax, and NOL tax benefit; return on average tangible common equity; return on average tangible common equity excluding merger related expenses net of tax, and NOL tax benefit; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses on loans to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses net of tax, and NOL tax benefit:
Net income	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$528,904
Add: merger related expenses net of tax(X)	—	—	—	—	—	—	6,334
Less: NOL tax benefit (Y)	—	—	—	—	—	—	(20,145)
Net income, excluding merger related expenses net of tax, and NOL tax benefit (X) (Y)	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$515,093

Weighted average diluted shares outstanding	92,162	92,683	92,935	92,854	92,559	92,657	93,058
Merger related expenses per diluted share, net of tax(X)	$—	$—	$—	$—	$—	$—	$0.07
NOL tax benefit per diluted share (X)	$—	$—	$—	$—	$—	$—	$(0.22)
Diluted earnings per share, excluding merger related expenses net of tax, and NOL tax benefit (X) (Y)	$1.38	$1.39	$1.41	$1.44	$1.48	$5.60	$5.54

Reconciliation of return on average assets to return on average assets excluding merger related expenses net of tax, and NOL tax benefit:
Net income, excluding merger related expenses net of tax, and NOL tax benefit (X) (Y)	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$515,093
Average total assets	$36,947,035	$36,298,669	$36,096,022	$34,544,360	$33,690,906	$35,975,278	$32,645,350
Return on average assets excluding merger related expenses net of tax, and NOL tax benefit (F) (X) (Y)	1.37%	1.42%	1.45%	1.54%	1.63%	1.44%	1.58%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses net of tax, and NOL tax benefit:
Net income, excluding merger related expenses net of tax, and NOL tax benefit (X) (Y)	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$515,903
Average shareholders' equity	$6,412,864	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,322,154	$5,974,652
Return on average common equity excluding merger related expenses net of tax, and NOL tax benefit (F) (X) (Y)	7.91%	8.07%	8.31%	8.60%	8.98%	8.21%	8.62%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$528,904
Average shareholders' equity	$6,412,864	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,322,154	$5,974,652
Less: Average goodwill and other intangible assets	(3,294,728)	(3,297,592)	(3,300,467)	(3,304,994)	(3,306,769)	(3,299,412)	(3,307,639)
Average tangible shareholders’ equity	$3,118,136	$3,075,763	$2,986,922	$2,892,674	$2,801,805	$3,022,742	$2,667,013
Return on average tangible common equity (F)	16.26%	16.72%	17.49%	18.43%	19.57%	17.18%	19.83%

(X) Calculated assuming a federal tax rate of 21.0%.

(Y) Net income for the second quarter of 2020 includes a tax benefit for NOL related to the CARES Act.

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, and NOL tax benefit:
Net income, excluding merger related expenses net of tax, and NOL tax benefit (X) (Y)	$126,787	$128,590	$130,611	$133,309	$137,091	$519,297	$515,093
Average shareholders' equity	$6,412,864	$6,373,355	$6,287,389	$6,197,668	$6,108,574	$6,322,154	$5,974,652
Less: Average goodwill and other intangible assets	(3,294,728)	(3,297,592)	(3,300,467)	(3,304,994)	(3,306,769)	(3,299,412)	(3,307,639)
Average tangible shareholders’ equity	$3,118,136	$3,075,763	$2,986,922	$2,892,674	$2,801,805	$3,022,742	$2,667,013
Return on average tangible common equity excluding merger related expenses net of tax, and NOL tax benefit (F) (X) (Y)	16.26%	16.72%	17.49%	18.43%	19.57%	17.18%	19.31%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,427,236	$6,345,441	$6,310,337	$6,221,846	$6,130,669	$6,427,236	$6,130,669
Less: Goodwill and other intangible assets	(3,293,320)	(3,296,175)	(3,299,053)	(3,301,940)	(3,304,871)	(3,293,320)	(3,304,871)
Tangible shareholders’ equity	$3,133,916	$3,049,266	$3,011,284	$2,919,906	$2,825,798	$3,133,916	$2,825,798

Period end shares outstanding	92,170	92,160	92,935	92,929	92,571	92,170	92,571
Tangible book value per share	$34.00	$33.09	$32.40	$31.42	$30.53	$34.00	30.53

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,133,916	$3,049,266	$3,011,284	$2,919,906	$2,825,798	$3,133,916	$2,825,798
Total assets	$37,833,970	$36,512,119	$36,099,924	$35,558,418	$34,059,275	$37,833,970	$34,059,275
Less: Goodwill and other intangible assets	(3,293,320)	(3,296,175)	(3,299,053)	(3,301,940)	(3,304,871)	(3,293,320)	(3,304,871)
Tangible assets	$34,540,650	$33,215,944	$32,800,871	$32,256,478	$30,754,404	$34,540,650	$30,754,404
Period end tangible equity to period end tangible assets ratio	9.07%	9.18%	9.18%	9.05%	9.19%	9.07%	9.19%

Reconciliation of allowance for credit losses on loans to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses on loans	$286,380	$287,187	$302,884	$307,210	$316,068	$286,380	$316,068
Total loans	$18,616,144	$18,957,732	$19,251,785	$19,638,886	$20,246,944	$18,616,144	$20,246,944
Less: Warehouse Purchase Program loans	(1,775,699)	(1,998,049)	(2,095,559)	(2,272,389)	(2,842,379)	(1,775,699)	(2,842,379)
Less: Paycheck Protection Program loans	(169,884)	(365,841)	(779,989)	(1,139,083)	(963,185)	(169,884)	(963,185)
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,670,561	$16,593,842	$16,376,237	$16,227,414	$16,441,380	$16,670,561	$16,441,380
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.72%	1.73%	1.85%	1.89%	1.92%	1.72%	1.92%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets and taxes:
Noninterest expense	$119,538	$119,815	$115,191	$119,076	$120,205	$473,620	$497,233

Net interest income	$244,760	$248,567	$245,399	$254,582	$257,634	$993,308	$1,030,733
Noninterest income	35,757	34,645	35,556	34,008	36,547	139,966	131,534
Less: net gain (loss) on sale or write down of assets	1,165	255	(244)	(79)	(675)	1,097	(5,533)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	34,592	34,390	35,800	34,087	37,222	138,869	137,067
Total income excluding net gains and losses on the sale or write down of assets and taxes	$279,352	$282,957	$281,199	$288,669	$294,856	$1,132,177	$1,167,800
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and taxes	42.79%	42.34%	40.96%	41.25%	40.77%	41.83%	42.58%

	Three Months Ended					Year-to-Date
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets, taxes and merger related expenses:
Noninterest expense	$119,538	$119,815	$115,191	$119,076	$120,205	$473,620	$497,233
Less: merger related expenses	—	—	—	—	—	—	8,018
Noninterest expense excluding merger related expenses	$119,538	$119,815	$115,191	$119,076	$120,205	$473,620	$489,215

Net interest income	$244,760	$248,567	$245,399	$254,582	$257,634	$993,308	$1,030,733
Noninterest income	35,757	34,645	35,556	34,008	36,547	139,966	131,534
Less: net gain (loss) on sale or write down of assets	1,165	255	(244)	(79)	(675)	1,097	(5,533)
Noninterest income excluding net gains and losses on the sale or write down of assets and taxes	34,592	34,390	35,800	34,087	37,222	138,869	137,067
Total income excluding net gains and losses on the sale or write down of assets and taxes	$279,352	$282,957	$281,199	$288,669	$294,856	$1,132,177	$1,167,800
Efficiency ratio excluding net gains and losses on the sale or write down of assets, taxes and merger related expenses	42.79%	42.34%	40.96%	41.25%	40.77%	41.83%	41.89%